EXHIBIT 24

Powers of Attorney

Each of the undersigned Directors and/or Executive Officers of Scott’s Liquid Gold-Inc. (the “Company”) hereby authorize Mark E. Goldstein as their true and lawful attorney-in-fact and agent (1) to sign in the name of the undersigned, and file with the Securities and Exchange Commission the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any amendments to such Annual Report; and (2) to take any and all actions necessary or required in connection with such Annual Report to comply with the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated there under.

Signature	Title	Date
/s/ Mark E. Goldstein
Mark E. Goldstein	Director, Chairman of the Board, Chief Executive Officer and President	March 29, 2021
/s/ Gerald J. Laber
Gerald J. Laber	Director	March 29, 2021
/s/ Philip A. Neri
Philip A. Neri	Director	March 29, 2021
/s/ Leah S. Bailey
Leah S. Bailey	Director	March 29, 2021
/s/ Rimmy R. Malhotra
Andrew J. Summers	Director	March 29, 2021
/s/ Tisha Pedrazzini
Andrew J. Summers	Director	March 29, 2021

/s/ Daniel J. Roller
Andrew J. Summers	Director	March 29, 2021